HEALTHYYOU VENDING PURCHASE AGREEMENT

This Business Opportunity Purchase Agreement is made this 11th day of Jul, 2022, by and between HealthyYOU Vending LLC (the "Seller", "we" or "us") a Nevada company with its principal business address at 1366 S. Legend Hills Drive, Clearfield, UT 84015, Telephone (800) 775-4605, Fax (801) 593-6449, and HSTA HEALTH INC. hereafter referred to as ("you" and/or "Purchaser") with a principal address at:

Address: 3901 Main St Ste 405.
City: Flushing State: NY Zip Code: 11354 .
Telephone: 929 329 4756 .

And, is made with regard to the following facts:

A. Seller has developed a vending business opportunity involving the use of its HealthyYOU Machines (the "Machines.")

B. Purchaser is desirous of entering into the business utilizing the Machines and knowledge of the industry.

The parties agree as follows:

1. **Purchase:** Purchaser hereby agrees to purchase Seller's business opportunity including all of the Machines and supplies described herein which are designed to help establish a business for Purchaser that engages primarily in the vending Machine business.

2. **Services Performed or Provided by Seller:** Seller shall perform or provide Purchaser with the following general and particular services in connection with the purchase and sale of the business opportunity:

(a) Deliver the Machines to you according to the package and number of Machines you selected and agreed to here in this Purchase Agreement.

(b) Provide you with an Online Support Center, Vending Management Software and other services if listed below to get your vending business up and running efficiently.

(c) Coaching and support to assist you in launching your new business and to answer any questions you may have concerning the vending business and setting up your Machines.

(d) Assistance will be provided in locating your Machines using the tools included with your purchase. Location services may also be provided with a separate agreement.

PACKAGE	INVESTMENT	SHIPPING/ SURCHARGE	TOTAL
10 HealthyYOU Vending Machines **2 SmartMart Side Units (2 FREE)** **No Optional Wellness Center Side Units** **No Optional MediaLink Displays**	**$89,450.00**	**$8,500.00** **$795.00**	**$97,950.00** **$795.00**
Bill Validator/Stacker & Coin Acceptor **Smartphone/NFC Credit Card Reader**	Included/ea. Machine Included/ea. Machine		
RemotePlus™ Monitoring Package* **eManage™ Vending Management Software** **SmartWarePro360***	Included Included Included		
White Glove Delivery **Location Services** **Online Support Center** **Operator Website**** **Healthy YOUniversity – Two Day Training**	Included Included Included Included** Included		
Lifetime Limited Warranty **Lifetime Coaching Guarantee** **Lifetime Vandalism/Theft/Fire Protection Plan** **Lifetime Pricing Guarantee**	Included Included Included Included		
		TOTAL	**$98,745.00**

* Credit Card/RemotePlus™ Monitoring Package: A fee of $7.95/month will be charged by Cantaloupe for each machine actively accepting cashless payments. The initial cashless transaction fee is 5.95%. After 30 days, this fee is adjusted based on the average cashless purchase amount. The transaction rates are subject to change with a 30-day written notice from Cantaloupe. Operators are not required to accept cashless payments.

** See Item 5 regarding hosting fees.

***SmartWarePro360 will only work in a MS Windows environment. A Mac computer will require a bridge/parallel to work with this software. The cost of the bridge/parallel product will be the responsibility of the Purchaser.

Initials: ___

3. **Payment:** The purchase price of this Business Opportunity is $98,745.00 which such purchase price shall be paid in full prior to delivery of the Machines by Credit Card, Certified Check, Bank Wire or Check By Phone.
Check By Phone: $48,745.00
Credit card: Last 4 digits 3859 Exp 09/23 Amount $50,000.00
(a) I agree that Seller has not charged any tax other than any amount listed on page one of this agreement, and that I will be solely responsible for any other federal, state or local taxes arising from or related to the purchase of this Business Opportunity or anything related to this agreement. For all purposes you agree you are not an employee of Seller.
(b) Machines will be shipped on or about: 8/15/2022 and typically delivered 1-2 weeks after that to the address specified by Purchaser or to a local distribution center if White Glove Delivery was chosen. White Glove Delivery includes shipment to a distribution center in the Purchaser's area, storage for up to 60 days and delivery to end locations in the Purchaser's area as specified by the Purchaser to the third-party shipping/delivery company. If any Machines remain in the distribution center after 60 days the Purchaser will be assessed fees by the third-party shipping/delivery company.
4. **Training/Lifetime Coaching:** We will provide you with an Online Support Center. You will have access to the Coaching Department who will assist you in launching your new business. In addition to the above, we offer Healthy YOUniversity training which consists of hands-on training conducted at our corporate office over the course of two days. Training topics include: machine operations, software, products, locations, marketing, tax planning and other relevant information. Purchaser hereby grants to Seller an irrevocable license to collect, utilize and sell any data collected in the eManage system for coaching, analysis and marketing purposes.
5. **Recurring Funds Required:** You are not required to make any ongoing payments to us, or to purchase any additional equipment after this initial purchase. You will be required to make ongoing purchases of products to continue refilling your Machines, but you may purchase these items from any local warehouse and/or product supplier of your choice. If we provide a website for you as a HealthyYOU Vending Operator, you will be responsible to purchase your own domain from a third-party service such as GoDaddy. The fee for this type of service is in the $10-$25 range for the first year and a similar annual fee after that. You will also be responsible to pay hosting fees to a third party which are currently billed annually at a rate of $10 per month as well as a $25 mapping fee to direct your domain to the website provided by HealthyYOU Vending.
6. **Location Services:** Company will guarantee to find location for each machine and provide a one-time replacement after a Machine has been operating in a location for 90 days. If you hire an independent location company, not affiliated with our company, to provide location services you will be required to pay a separate fee for these services. If you use an independent location company we will not warranty the quality of locations and you agree that any contract entered into by you with a locating company is solely between you and said location company, and that we have no responsibilities or liabilities in connection with such agreement. You further agree that any questions regarding location services contracted for with an independent location company will be directed to the location company you contract with. You understand and agree that you are solely responsible for the physical delivery of the Machines to the end locations, unless you choose White Glove Delivery, in which case the Machines will be delivered to end locations by the third party shipping/delivery company. Some locations may require liability insurance for machine placement.
7. **Machine Graphics:** Machine graphics will be selected by Purchaser in a separate process after this agreement is executed. The Purchaser's selection of one design for their entire Machine order will be noted and affirmed on a separate document titled the Machine Graphic Selection Agreement ("MGSA"). Purchaser has five (5) business days after the receipt of the email containing the MSGA to return the signed document, otherwise, Purchaser may experience a delay in the delivery of their Machines from date noted in Item 3(b) of this agreement. There are no additional charges or fees associated with a selection from Company's list of standard machine graphics.
(a) Custom graphics are also an option for Purchaser. Purchasers who choose the custom graphic option will experience a delay of the delivery date noted in Item 3(b) of this purchase agreement and will incur additional fees for this option that are not included in this purchase agreement.
(b) Above the snack window on the Machine is a separate piece referred to as the crown. The crown for all standard machine graphic selections will be void of words and will only contain an extension of the graphic itself, which allows for the wording on the crown to be customized by the Purchaser in a separate, optional process. Purchaser can be connected by Company to a nationally known third-party company (Alphagraphics) for assistance in customizing the crown or Purchaser can also to find their own resource for customizing the crown. Purchaser understands that any fees associated with the customization of the crown are not included with this purchase agreement. Purchaser is not required to customize the crown.
8. **Advertising and Use of Trademark:** You may not advertise and/or identify yourself as an employee, partner, affiliate or franchisee of HealthyYOU Vending. You shall not use the trade names as a trademark or trade name of HealthyYOU Vending, either alone or in combination with another word or other words, on any product or advertising. None of the multiple options for standard machine graphics are considered a trademark of HealthyYOU Vending. They may be used, removed or replaced by any other graphics at any time at the Purchaser's discretion. Purchaser has the option to customize the crown of the machine to reflect their own healthy vending business name at their own expense. Purchaser also has the option of choosing fully customized machine graphics.
9. **Confidentiality and Nondisclosure:** You acknowledge that HealthyYOU Vending is the sole owner of all proprietary rights in and to the business opportunity purchased and sold herein. You further acknowledge that the business opportunity in its entirety constitutes trade secrets of HealthyYOU Vending and that they are revealed to you only to establish your business in connection with this Agreement.

10. Ranges of Earnings Statement: We make no guarantee of earnings nor do we state or imply how quickly products will sell in a machine.

11. No Buy-Back or Security Agreement: You acknowledge that we are providing no "buy-back protection" or "secured investment" arrangement of any nature whatsoever which would serve to protect you from loss of any purchases or payments hereunder. Subject to all applicable laws, all sales are final.

12. Termination, Cancellation and Renewal: There is no term to this Agreement therefore renewals are not required. This Agreement is for equipment purchase only and is non-cancelable except as described above and in States where a cancellation clause may be in effect.

13. Relationship of the Parties: You hereby acknowledge that you are an independent business. Neither this Agreement nor the relationship between the parties hereto constitutes a partnership, joint venture, employer/employee, agency, or franchise relationship. We have no right to interfere in any manner in your business affairs or to employ or discharge any of your employees. You have no power to, and agree that you will not, and will not attempt to, obligate us in any manner whatsoever.

14. Lifetime Warranty: All Machines come with a lifetime limited non-transferable warranty against manufacturer defects. Should the Machines fail to operate due to equipment malfunction for normal usage and wear, we will advise you of the necessary steps to repair the Machines and replace any parts if necessary. Necessary parts during the first calendar year (from the date of Machine shipment) will be covered at 100%. Necessary parts after one year will be covered with a 50% deductible.

15. Lifetime Vandalism, Fire and Theft Protection Guarantee: In the unlikely event of vandalism, fire and/or theft of your Machines, we will replace, with a 50% deductible, any Machines purchased from us. You must provide us with a certified police report of the vandalism, fire and/or theft and pay the fee of 50% of the initial purchase price, plus applicable shipping, handling and insurance, per Machine.

16. Lifetime Pricing Guarantee: We will permanently honor a lock in price of $8,799.00 for this machine model.

17. No Other Representations: Each party acknowledges that, except as expressly set forth herein, no representations of any kind or character have been made to it by the other party, or by any of the other party's agents, representatives or attorneys, to induce the execution of this Agreement. This document constitutes the entire understanding and agreement of the parties, and any and all prior agreements, understandings or representations are hereby terminated and canceled in their entirety and are of no further force or effect.

18. Indemnification: Purchaser agrees to indemnify and hold Seller and its shareholders, directors, officers, employees, and agents, harmless against any and all liabilities, actions, claims, suits, losses, damages, costs and expenses, (including, but not limited to, reasonable attorney's fees) arising out of any statement, misstatement, misrepresentation, action or negligence of Purchaser or any of Purchaser's employees or agents in the operation of its business.

19. Costs and Fees: In the event of litigation between the parties hereto concerning their respective rights and duties under the term hereof, the prevailing party shall be entitled to recover any costs and reasonable attorney's fees from the other party.

20. Governing Law: The validity of this Agreement and of any of its terms or provisions, as well as the rights and duties of the parties hereunder, shall be interpreted and construed under the laws of the State of Utah. Any matters of dispute shall be governed by the laws of the State of Utah. Any legal action initiated shall be brought to a Court of competent jurisdiction within the County of Davis, State of Utah.

21. Alternative Dispute Resolution: In the event of a dispute between the parties, each party shall submit the dispute between them for non-binding mediation in Salt Lake City, Utah before commencing any arbitration or litigation. Mediation will be conducted by a mediator appointed by The American Arbitration Association, under its Commercial Mediation Rules, and the mediation shall be conducted under those rules. The parties will share equally in the cost of mediation. The mediation shall be held in person. Any dispute under this Agreement (not resolved by mediation) shall be settled by arbitration before a single arbitrator selected by the parties, using rules and procedures of the American Arbitration Association. Arbitration shall take place in Salt Lake City, Utah. Arbitration shall be conducted on an individual, not a class-wide basis, and the arbitration proceeding may not be consolidated with any other arbitration proceeding between Seller and any other person. Judgment on the award of the arbitrator may be entered in any Court of competent jurisdiction. Should Purchaser file a lawsuit in an effort to avoid or circumvent arbitration hereunder, Purchaser shall be responsible for all attorneys' fees and expenses incurred by Seller in obtaining a dismissal or stay of that lawsuit by the court.

22. Limitation/Waiver of Damages: You hereby waive, to the fullest extent permitted by law, any right to or claim of punitive, exemplary, incidental, indirect, special, consequential or other damages (including lost profits) against Seller, its officers, directors, shareholders, partners, agents, representatives, independent contractors, servants and employees, arising out of any cause whatsoever, and agree that in the event of a dispute, you shall be limited to the recovery of any actual damages which you have sustained, not to exceed the amount paid to Seller under this Agreement.

BY MY SIGNATURE, BELOW, I ACKNOWLEDGE AND AGREE THAT ON 6/28/2022 I RECEIVED HEALTHYYOU VENDING'S STATE DISCLOSURE FOR THE STATE OF UTAH, VERSION 11/8/2021 SENT VIA EMAIL TO MY EMAIL ADDRESS, elee@hestiainvestments.us, WITH AN EMAIL SUBJECT OF "MORE INFO ABOUT US".

This Agreement has been executed at Flushing, NY (Location – City & State) on this 11th day of Jul, 2022.

Seller

By: Jeffrey L Marsh

Jeffrey L. Marsh

Purchaser

By: HSTA HEALTH INC.
(Print Name)

Edward Lee (Jul 11, 2022 15:10 EDT)
(Signature)

Approved at Sellers Headquarters in Clearfield, UT on this 11th day of July 2022.

By: Jeffrey L. Marsh Title: President

DISCLOSURE OF IMPORTANT INFORMATION ABOUT BUSINESS OPPORTUNITY

Required by the Federal Trade Commission, Rule 16 C.F.R. Part 437

Name of Seller: HealthyYOU Vending, LLC   Address: 1366 S. Legend Hills Drive, Clearfield, Utah 84015

Phone: 800-775-4605   Salesperson: Todd Cragun   Date: 6/28/2022

HealthyYOU Vending has completed this form, which provides important information about the business opportunity it is offering you. The Federal Trade Commission, an agency of the federal government, requires that HealthyYOU Vending complete this form and give it to you. However, the Federal Trade Commission has not seen this completed form or checked that the information is true. **Make sure that this information is the same as what the salesperson told you about this opportunity.**

LEGAL ACTIONS: Has HealthyYOU Vending, LLC or any of its key personnel been the subject of a civil or criminal action involving misrepresentation, fraud, securities law violation, or unfair or deceptive practices, including violations of any FTC Rule, within the past 10 years?

☐ **YES** ⇨ *If the answer is yes, HealthyYOU Vending, LLC must attach a list of all such legal actions to this form.*

☒ **NO**

CANCELLATION OR REFUND POLICY: Does HealthyYOU Vending, LLC offer a cancellation or refund policy?

☐ **YES** ⇨ *If the answer is yes, HealthyYOU Vending, LLC must attach a statement describing this policy to this form.*

☒ **NO**

EARNINGS: Has HealthyYOU Vending, LLC or its salesperson discussed how much money purchasers of this business opportunity can earn or have earned? In other words, have they stated or implied that purchasers can earn a specific level of sales, income, or profit?

☐ **YES** ⇨ *If the answer is yes, HealthyYOU Vending, LLC must attach an Earnings Claims Statement to this form. Read this statement carefully. You may wish to show this information to an advisor or accountant.*

☒ **NO**

REFERENCES: In the section below, HealthyYOU Vending, LLC must provide you with contact information for at least 10 people who have purchased a business opportunity from them. If fewer than 10 are listed, this is the total list of all purchasers. You may wish to contact the people below to compare their experiences with what HealthyYOU Vending, LLC told you about the business opportunity. Some or all of these references may have purchased from predecessor company, 1.800.VENDING, Inc. Note: If you purchase a business opportunity from HealthyYOU Vending, LLC, your contact information can be disclosed in the future to other potential buyers.

Name	State	Telephone Number	Name	State	Telephone Number
1. Healthy Vending, Inc	New Jersey	973.202.2173	6. LTK Healthy Vending	New York	914.588.7846
2. Cambridge Healthy Vending	NJ	908.367.9077	7. Try Me Vending	New York	917.865.5666
3. Snackright LLC	New York	914.763.0006	8. Jersey Healthy Vending	New Jersey	973.641.5995
4. Delicious Healthy Vending	NY	518.268.7322	9. Garden Grove Healthy Vending	NY	646.320.0628
5. Snack Like It Matters	New York	518.858.8552	10. Healthy Snacks and Dinners	NJ	845.222.6985

Signature: ________ ward Lee (Jul 11, 2022 15:10 EDT)   Date: Jul 11, 2022

By signing above, you are acknowledging that you have received this form. This is not a purchase contract. To give you enough time to research this opportunity, the Federal Trade Commission requires that after you receive this form, HealthyYOU Vending, LLC must wait at least seven calendar days before asking you to sign a purchase contract or make any payments.

For more information about business opportunities in general: Visit the FTC's website at www.ftc.gov/bizopps or call 1-877-FTC-HELP (877-382-4357). You can also contact your state's Attorney General.

Edward Lee purchase agreement 10pk

Final Audit Report 2022-07-11

Created:	2022-07-11
By:	todd Cragun (toddc@healthyyouvending.com)
Status:	Signed
Transaction ID:	CBJCHBCAABAANv6100w9gyYVW_NGdxCBkT7XMRoO2k3Q

"Edward Lee purchase agreement 10pk" History

- Document created by todd Cragun (toddc@healthyyouvending.com)
  2022-07-11 - 6:54:54 PM GMT- IP address: 23.30.61.121

- Document emailed to elee@hestiainvestments.us for signature
  2022-07-11 - 6:55:34 PM GMT

- Email viewed by elee@hestiainvestments.us
  2022-07-11 - 7:05:15 PM GMT- IP address: 104.28.56.0

- Document e-signed by Edward Lee (elee@hestiainvestments.us)
  Signature Date: 2022-07-11 - 7:10:58 PM GMT - Time Source: server- IP address: 96.246.90.58

- Agreement completed.
  2022-07-11 - 7:10:58 PM GMT